EXHIBIT 5

Dentons Canada LLP 20th Floor, 250 Howe Street Vancouver, BC, Canada V6C 3R8 T +1 604 687 4460 F +1 604 683 5214

September 26, 2014

Lions Gate Entertainment Corp.

Re:          Registration of Common Shares of Lions Gate Entertainment Corp.

We have acted as Canadian counsel to Lions Gate Entertainment Corp., a company existing under the laws of British Columbia (the “Company”).  At your request, we have examined the Registration Statement of the Company on Form S-8 dated September 28, 2012 (the “2012 Registration Statement”) in connection with the registration under the United States Securities Act of 1933 of 18,334,614 common shares of the Company. That registration relates to the offering and sale by the Company of up to 18,334,614 common shares (the “2012 Offered Shares”) of the Company issuable pursuant to the Lions Gate Entertainment Corp. 2012 Performance Incentive Pan (the “2012 Plan”). We have also examined the Form S-8 dated September 26, 2014 (the “Second Registration Statement”) of the Company related to registration of an additional 7,600,000 common shares of the Company (collectively with the 2012 Offered Shares, the “Offered Shares”) also for the purpose of offer and sale by the Company pursuant to the 2012 Plan.

In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation:

a)             the 2012 Registration Statement;

b)             the Second Registration Statement;;

c)              the 2012 Plan;

d)             the Notice of Articles of the Company, as currently in effect;

e)              the Articles of the Company, as currently in effect;

f)               certified unanimous written consent resolutions executed by each of the directors comprising the Company’s board of directors dated July 16, 2012 approving the adoption of the 2012 Plan and related matters and resolutions of the board of the directors dated July 21, 2014 authorizing the increased securities offered under the 2012 Plan; and

g)              Forms 8-K of the Company filed under the United States Securities Act of 1933,

a.                                      on September 11, 2012 related inter alia to shareholder approval of the 2012 Plan; and

b.                                      on September 12, 2014 related inter alia to shareholder approval of increase the number of shares available under the 2012 Plan by 7,600,000 common shares of the Company.

Our opinions expressed herein are limited to the current laws of the Province of British Columbia and those federal laws of Canada applicable therein and should not be relied upon, nor are they given, in respect of the laws of any other jurisdiction.

In connection with the opinions expressed herein, we have considered such questions of law and examined such statutes, public and corporate records, certificates of governmental authorities and officers of the Company, other documents and conducted such other examinations as we have considered necessary for the purpose of our opinion.

For the purposes of the opinions expressed herein, we have assumed, with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies.  We have also assumed that the Company reserves under the 2012 Plan an adequate number of authorized and unissued common shares and that the consideration required to be provided by the Company in connection with the issuance of the Offered Shares is actually received by the Company as provided in the 2012 Plan and is determined by the directors of the Company to be at least equal to the issue price established by the directors for the Offered Shares.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of these questions of law we considered relevant and subject to the limitations and qualifications in this opinion, we are of the opinion that the Offered Shares issued under the 2012 Plan will be validly issued, fully paid and non-assessable.

This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby.  This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

We hereby consent to the use of this opinion as an exhibit to the Second Registration Statement.

Yours truly,

Dentons Canada LLP